EXHIBIT 5.1

   SCHIFF HARDIN & WAITE
   7200 Sears Tower
   Chicago, Illinois 60606


   W. Brinkley Dickerson, Jr.
   (312) 258-5633


                              February 7, 1997


   ANTEC Corporation
   2850 West Golf Road
   Rolling Meadows, Illinois 60008

        Re: Registration of 892,240 Shares of Common Stock Pursuant to the TSX Corporation 1996 Second Amended and Restated Long-
               Term Incentive Compensation Program,
             TSX Corporation 1993 Amended and Restated Directors Stock
               Option Plan, as amended and
             TSX Corporation 1994 W.H. Lambert Stock Option Agreement
             -----------------------------------------------------------

   Ladies and Gentlemen:

             We have acted as special counsel to ANTEC Corporation, a Delaware Corporation (the "Company") in connection with the Company's filing of Post-Effective Amendment No. 1 on Form S-8 (the "Amendment") to its Registration Statement on Form S-4, File No. 333-19129 (the "Registration Statement"), which was declared effective on December 31, 1996. The Amendment covers authorized but unissued shares of common stock of the Company, par value $0.01 per share, issuable upon the exercise of outstanding options (the "Options") that have been granted under the TSX Corporation 1996 Second Amended and Restated Long-Term Incentive Compensation Program, TSX Corporation 1993 Amended and Restated Directors Stock Option Plan, as amended, and TSX Corporation 1994 W.H. Lambert Stock Option Agreement (collectively, the "Plans"). This opinion supplements our opinion, dated December 31, 1996, which has been filed as Exhibit 5 to the Registration Statement.

             In connection with this supplemental opinion, we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein. Based upon the foregoing, it is our opinion that those shares of Common Stock covered by the Amendment have been duly authorized and, when issued upon the valid exercise of the options, will be legally issued, fully paid and nonassessable, subject to the terms and conditions of the Plans.

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             We hereby consent to the filing of this supplemental opinion as an exhibit to the Registration Statement, as amended by the Amendment, and to the reference to us under the caption "Opinions" in the Joint Proxy Statement-Prospectus contained in the Registration Statement.

                                 Very truly yours,

                                 SCHIFF HARDIN & WAITE


                                 By:   /s/ W. Brinkley Dickerson, Jr.
                                      --------------------------------
                                           W. Brinkley Dickerson, Jr.
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